Exhibit 99.2
GAAP to non-GAAP Reconciliation
Pre-tax Margin
(in thousands)

	Three Months Ending September 30, 2005
	Pinnacle	Mesaba(1)
Total operating revenues	$220,943	$114,906
Pre-tax (loss) in accordance with GAAP	(33,065)	(39,139)
Add: Provision for losses associated with Northwest and Mesaba bankruptcy filings	53,914	36,509

Adjusted pre-tax income (loss)	$20,849	$(2,630)

Pre-tax margin in accordance with GAAP	(15.0)%	(34.1)%
Add: Provision for losses associated with Northwest and Mesaba bankruptcy filings	24.4%	31.8%

Adjusted pre-tax margin	9.4%	(2.3)%

(1)	Source: Form 10-Q filed by MAIR Holdings, Inc. on November 15, 2005 for the period ended September 30, 2005
Cost per Available Seat Mile (CASM)
(in cents)

Nine Months Ending
September 30, 2005
CASM in accordance with GAAP	14.22
Less: Provision for losses associated with Northwest and Mesaba bankruptcy filings	1.18

Adjusted CASM	13.04

Income Statement
(in millions, except per share data)

Nine Months Ending
September 30, 2005
Operating Revenues	$628.6

Operating expenses in accordance with GAAP	$618.1
Less: Provision for losses associated with Northwest and Mesaba bankruptcy filings (2)	(53.9)

Adjusted operating expenses	$564.2

Operating income in accordance with GAAP	$10.5
Add: Provision for losses associated with Northwest and Mesaba bankruptcy filings (2)	53.9

Adjusted operating income	$64.4

Operating margin in accordance with GAAP	1.7%
Add: Provision for losses associated with Northwest and Mesaba bankruptcy filings (2)	8.6%

Adjusted operating margin	10.2%

Net Income in accordance with GAAP	$15.7
Add: Provision for losses associated with Northwest and Mesaba bankruptcy filings, net of Tax (2)	34.5
Less: Gain on extinguishment of debt, net of related tax (3)	(11.3)

Adjusted net income	$38.9

Basic and diluted EPS in accordance with GAAP	$0.72
Add: Provision for losses associated with Northwest and Mesaba bankruptcy filings, net of tax (2)	1.58
Less: Gain on extinguishment of debt, net of related tax (3)	(0.52)

Adjusted basic and diluted EPS	$1.78

(2)	See the Note 2 to the Condensed Consolidated Financial Statements contained in Item 1 of the Form 10-Q filed by Pinnacle Airlines Corp. on November 2, 2005 for the period ended September 30, 2005.

(3)	Relates to the gain on extinguishment of the outstanding $120 million note payable to Northwest, which was purchased at a discounted price of $101.6 million in February 2005. See the Note 5 to the Condensed Consolidated Financial Statements contained in Item 1 of the Form 10-Q filed by Pinnacle Airlines Corp. on November 2, 2005 for the period ended September 30, 2005.